UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2011

STEVIA FIRST CORP. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation	000-53832 (Commission File Number)	75-3268988 (IRS Employer Identification No.)

862 Murray Ct. Yuba City, California (Address of principal executive offices)	95991 (Zip Code)

Registrant's telephone number, including area code 858-361-4499

LEGEND MINING INC. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective October 10, 2011, we completed a merger with our wholly-owned subsidiary, Stevia First Corp.  As a result, we have changed our name from “Legend Mining Inc.” to “Stevia First Corp.”  We changed the name of our company to better reflect the direction and business of our company.

In addition, effective October 10, 2011, we effected a seven (7) for one (1) forward stock split of our authorized, issued and outstanding common stock.  As a result, our authorized capital has increased from 75,000,000 shares of common stock with a par value of $0.001 to 525,000,000 shares of common stock with a par value of $0.001.  Our issued and outstanding share capital has increased from 7,350,000 shares of common stock to 51,450,000 shares of common stock.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

The name change and forward stock split became effective with FINRA’s Over-the-Counter Bulletin Board at the opening for trading October 12, 2011, under the stock symbol “LDMID”.  The “D” will be removed from the symbol in 20 business days.  In addition, 10 business days after the “D” is removed, FINRA will provide us with a new symbol that will more closely reflect our new name.

Our new CUSIP number is 86031Q 104.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description of Exhibit
3.1	Articles of Merger filed with the Secretary of State of Nevada on September 23, 2011 and which is effective October 10, 2011.
3.2	Certificate of Change filed with the Secretary of State of Nevada on September 23, 2011 and which is effective October 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 13, 2011

STEVIA FIRST CORP.
By:	/s/ Avtar Dhillon
Name:	Avtar Dhillon
Title:	President and Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Page Number
3.1	Articles of Merger filed with the Secretary of State of Nevada on September 23, 2011 and which is effective October 10, 2011.	5
3.2	Certificate of Change filed with the Secretary of State of Nevada on September 23, 2011 and which is effective October 10, 2011.